Exhibit 99.1

INTRICON REPORTS THIRD QUARTER 2020 RESULTS

ARDEN HILLS, Minn. — November 9, 2020 — Intricon Corporation (NASDAQ: IIN), an international company engaged in designing, developing, engineering and manufacturing miniature interventional, implantable and body-worn medical devices, today announced financial results for its third quarter ended September 30, 2020.

“Third quarter results included both year-over-year and sequential revenue growth as we see improvement across all our target medical markets. Continued emphasis on expense control while leveraging our core competencies to enter new medical markets for long-term growth remains a priority,” said Scott Longval, President and Chief Executive Officer. “Our acquisition of Emerald Medical Services earlier this year is already demonstrating a meaningful contribution, while our directed focus on partnerships with innovators entering the emerging hearing health market is gaining traction.”

Third Quarter Highlights:

●	Revenue of $27.4 million compared to $26.9 million in the prior year

o	Diabetes revenue declined 7.7% year-over-year

o	Other medical revenue increased 81.6% year-over-year, which included the contribution from recently acquired Emerald Medical Services

●	Gross margin of 26.3%, compared to 25.2% in the prior year period

●	Net income per diluted share of $0.07 versus net loss of $0.03 per diluted share in the prior year period

Third Quarter 2020 Financial Results

For the 2020 third quarter, the company reported net revenue of $27.4 million versus $26.9 million in the comparable prior-year period.

Revenue in Intricon’s Medical business was $20.6 million, an increase from $19.1 million in the comparable prior-year period. The year-over-year increase was driven primarily by our medical coils business and the impact of Emerald Medical Services which the company acquired in May 2020, partially offset by the reduction in orders due to uncertainty surrounding the COVID-19 pandemic.

Hearing Health revenue was $5.5 million in the third quarter of 2020 compared to $6.4 million in the prior-year third quarter. The revenue decline during the third quarter was largely attributed to the absence of hi Health Innovations revenue and a reduction in advertising as part of the Hearing Help Express restructuring efforts.

Gross margin in the third quarter of 2020 was 26.3%, compared to 25.2% in the prior-year third quarter, primarily due to the cost reduction initiatives and higher volumes.

Operating expenses for the third quarter were $6.7 million, compared to $7.2 million in the comparable prior-year period. The change in operating expenses year over year was due to the cost reduction initiatives.

The company posted a net income of $0.6 million or $0.07 per diluted share in the third quarter of 2020, versus net loss of $0.3 million or $0.03 per diluted share, for the 2019 third quarter.

(more)

Conference Call

Intricon will hold a conference call today, November 9, 2020, beginning at 4:00 p.m. CT / 5:00 p.m. ET. Investors interested in listening to the conference call may do so by dialing 866-795-7248 for domestic callers or 470-495-9160 for international callers, using conference ID: 6348919. A live and archived webcast will be available on the “Investors” sections of the company’s website at: www.Intricon.com.

Forward-Looking Statements
Statements made in this release and in Intricon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including estimates of future results, the impact of the Emerald acquisition, statements regarding the estimated costs and expenses of the restructuring and estimated annual expense savings, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond Intricon’s control, including without limitation, the impacts of the COVID-19 pandemic and measures taken in response, the risks associated with the Emerald acquisition, , and may cause Intricon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

About Intricon Corporation
Headquartered in Arden Hills, Minn., Intricon Corporation designs, develops and manufactures miniature interventional, implantable and body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. Intricon has facilities in the United States, Asia, and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about Intricon, visit www.intricon.com.

Investor Contact
Leigh Salvo
(415) 937-5404
investorrelations@intricon.com

TRICON CORPORATION

MARKET REVENUE

(Unaudited)

	THIRD QUARTER			YEAR TO DATE
($ in 000’s)	2020	2019	Change	2020	2019	Change

Medical	$20,649	$19,099	8.1%	$55,125	$60,784	-9.3%
Diabetes	14,518	15,723	-7.7%	41,569	50,837	-18.2%
Other Medical	6,131	3,376	81.6%	13,556	9,947	36.3%

Hearing Health	5,491	6,358	-13.6%	13,845	20,044	-30.9%
Value Based Direct-to-End-Consumer	953	1,510	-36.9%	3,513	4,876	-28.0%
Value Based Indirect-to-End-Consumer	1,779	2,443	-27.2%	3,888	7,419	-47.6%
Legacy OEM	2,759	2,405	14.7%	6,444	7,749	-16.8%

Professional Audio Communications	1,227	1,436	-14.6%	3,502	4,972	-29.6%

Total	$27,367	$26,893	1.8%	$72,472	$85,800	-15.5%

INTRICON CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
(unaudited)	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019

Revenue, net	$27,367	$26,893	$72,472	$85,800
Cost of goods sold	20,169	20,120	54,096	62,253
Gross profit	7,198	6,773	18,376	23,547

Operating expenses:
Sales and marketing	1,365	2,609	5,038	9,071
General and administrative	3,654	3,715	11,673	10,551
Research and development	1,458	840	3,868	2,902
Restructuring charges	—	—	1,171	—
Impairment loss	—	—	—	3,765
Other operating expenses	253	—	746	—
Total operating expenses	6,730	7,164	22,496	26,289
Operating income (loss)	468	(391)	(4,120)	(2,742)

Interest income, net	41	240	322	703
Other income (expense), net	192	(52)	293	(458)
Income (loss) from continuing operations before income taxes and discontinued operations	701	(203)	(3,505)	(2,497)
Income tax expense	47	87	94	334
Income (loss) from continuing operations before discontinued operations	654	(290)	(3,599)	(2,831)
Loss on disposal of discontinued operations	—	—	—	(1,116)
Loss from discontinued operations	—	—	—	(597)
Net income (loss)	654	(290)	(3,599)	(4,544)
Less: Income allocated to non-controlling interest	10	—	17	—
Net income (loss) attributable to IntriCon shareholders	$644	$(290)	$(3,616)	$(4,544)

Basic income (loss) per share attributable to IntriCon shareholders:
Continuing operations	$0.07	$(0.03)	$(0.41)	$(0.32)
Discontinued operations	—	—	—	(0.20)
Net income (loss) per share:	$0.07	$(0.03)	$(0.41)	$(0.52)

Diluted income (loss) per share attributable to IntriCon shareholders:
Continuing operations	$0.07	$(0.03)	$(0.41)	$(0.32)
Discontinued operations	—	—	—	(0.20)
Net income (loss) per share:	$0.07	$(0.03)	$(0.41)	$(0.52)

Average shares outstanding:
Basic	8,936	8,764	8,877	8,738
Diluted	9,272	8,764	8,877	8,738

INTRICON CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

(In Thousands, Except Share Amounts)

(unaudited)	September 30,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$16,081	$8,523
Restricted cash	647	639
Short-term investment securities	14,176	23,451
Accounts receivable, less provision for doubtful accounts of $365 at September 30, 2020 and $325 at December 31, 2019	9,192	8,993
Inventories	20,463	16,377
Contract assets	10,592	10,237
Other current assets	1,426	1,975
Current assets of discontinued operations	—	80
Total current assets	72,577	70,275

Machinery and equipment	45,083	41,073
Less: Accumulated depreciation	30,915	27,522
Net machinery and equipment	14,168	13,551

Goodwill	13,714	9,551
Intangible assets	11,282	5,545
Operating lease right-of-use assets, net	3,812	4,372
Investment in partnerships	623	1,160
Long-term investment securities	—	8,629
Other assets, net	289	510
Total assets	$116,465	$113,593

Current liabilities:
Current financing leases	$34	$101
Current operating leases	1,512	1,729
Accounts payable	8,340	9,876
Accrued salaries, wages and commissions	4,271	2,274
Other accrued liabilities	4,429	2,869
Liabilities of discontinued operations	—	77
Total current liabilities	18,586	16,926

Noncurrent financing leases	2	30
Noncurrent operating leases	2,475	2,937
Other postretirement benefit obligations	349	382
Accrued pension liabilities	667	655
Deferred tax liabilities, net	1,104	—
Other long-term liabilities	3,790	2,171
Total liabilities	26,973	23,101
Commitments and contingencies
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 8,943 and 8,781 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	8,943	8,781
Additional paid-in capital	88,908	86,770
Accumulated deficit	(7,902)	(4,286)
Accumulated other comprehensive loss	(474)	(520)
Total shareholders’ equity	89,475	90,745
Non-controlling interest	17	(253)
Total equity	89,492	90,492
Total liabilities and equity	$116,465	$113,593